UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2008

RAM Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RAM Re House 46 Reid Street Hamilton HM 12 Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On November 28, 2008, on recommendation of the Nominating and Corporate Governance Committee of the Company, the Board of Directors of the Company appointed Mr. Lloyd A. Porter to fill the vacancy resulting from the resignation of Mr. Bradley M. Shuster. Mr. Porter was recommended as a candidate by The PMI Group, Inc., holder of 23.7% of the Company’s shares, which has the power to elect two directors as a result of cumulative voting. Mr. Porter will serve as Director until the next Annual General Meeting of the shareholders of the Company, when it is expected that he will be placed on the ballot for election by the shareholders. The Board also determined that Mr. Porter is an independent director under the requirements of the Nasdaq Global Market. Mr. Porter will not be compensated for his service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd. (Registrant)

Dated: December 4, 2008	By:	/s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel